EXHIBIT 23.1
Consent of the Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement of Mountain Valley Bancshares, Inc. on Form SB-2 of our report dated April 10, 2007 related to the audits of the consolidated financial statements of Mountain Valley Bancshares, Inc. at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and to the reference to our firm as it appears under the caption “Experts”.
/s/ Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
May 29, 2007